Exhibit 10.2

TRUMP ENTERTAINMENT RESORTS, INC.

2005 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD AGREEMENT

[REFERENCE No. 002]

SECTION 1. GRANT OF RESTRICTED STOCK AWARD

The Trump Entertainment Resorts, Inc. (the “Company”) hereby grants to [grantee] (the “Grantee”), on [grant date] (the “Grant Date”), [insert number of granted shares] shares of common stock of the Company, par value $.001 per share, subject to the restrictions set forth in this Agreement (the “Restricted Stock”) and pursuant to the terms and conditions set forth in this Agreement and the Trump Entertainment Resorts, Inc. 2005 Incentive Award Plan (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

SECTION 2. RESTRICTIONS AND RISK OF FORFEITURE

During the applicable restricted period specified in Section 3 of this Agreement:

(a)         The Restricted Stock may not be sold, assigned, pledged or otherwise disposed of or encumbered, and any attempt to do so will be null and void; and

(b)         The Restricted Stock may be forfeited as provided in Section 4 of this Agreement.

SECTION 3. THE RESTRICTED PERIOD

The restricted period on the Restricted Stock will commence on the Grant Date and will expire in three equal increments, on the first, second and third anniversary of the Grant Date.

SECTION 4. FORFEITURE OF RESTRICTED STOCK

(a)         Until the applicable restricted period specified in Section 3 of the Agreement has expired, the Restricted Stock will be forfeited if the Grantee’s employment with the Company ceases for any reason before a date of vesting.

(b)         Notwithstanding 4(a) above, in the event of a Change in Control all restrictions on the Restricted Stock shall lift and the restricted period shall end immediately upon a Change in Control. For the purposes of this Section 4(b), “Change in Control” means (i) the acquisition, including a Change of Control with Special Circumstances (as defined below), by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), (excluding, for this purpose, (A) the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (B) Donald J. Trump or any entity wholly-owned by him), of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; (ii) individuals who, as of the date hereof, constitute the Board of Directors (the “Board”) of the Company (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) consummation of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company; or (iv) if employed by or a director of only one operating affiliate of Trump Entertainment Resorts Holdings, L.P. (“TERH”), the sale or transfer of control over (whether by merger or otherwise) the TERH affiliate owned casino hotel at which an officer is employed. A “Change of Control with Special Circumstances” shall mean the acquisition by Donald J. Trump or any entity wholly-owned by him of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors.

SECTION 5. SHAREHOLDER STATUS

During the applicable restricted period, Grantee will have customary rights of a shareholder with respect to the Restricted Stock, including the rights to vote and to receive dividends on the Restricted Stock, subject to the restrictions set forth herein and possible events of forfeiture.

SECTION 6. FORM OF SHARES

The Restricted Stock and shares with respect to which the restricted period has expired shall be held in book-entry form and recorded in the books of the Company (or as applicable, its transfer agent or stock plan administrator).

SECTION 7. GOVERNING LAW

This Agreement is governed by the laws of the State of Delaware.

SECTION 8. PLAN GOVERNS

This grant is subject to the terms of the Plan, which are hereby incorporated by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document.

SECTION 9. MISCELLANEOUS PROVISIONS

(a)         No Right to Continued Service. Nothing in this Agreement or the Plan shall confer upon the Grantee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any affiliated entity retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(b)         Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company.

(c)         Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. Notwithstanding the foregoing, in the event of a conflict between the restrictive covenants set forth in Section 10 herein and any other restrictive covenants applicable to the Grantee, the Company, in its sole discretion, shall determine which restrictive covenants apply.

(d)         Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)         Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

SECTION 10. RESTRICTIVE COVENANTS

(a)         Confidentiality. The Grantee shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or an affiliate thereof, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which Grantee acquires during the period of employment, including, without limitation, records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with Grantee’s work as an employee of the Company or an affiliate thereof, (ii) when required to do so by a court of law, governmental agency or administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Grantee to divulge, disclose or make accessible such information or (iii) as to such confidential information that becomes generally known to the public or trade without his or her violation of this Section 10(a). The Grantee hereby sells, assigns and transfers to the Company all of Grantee’s right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the

“Rights”) that, during Grantee’s employment, are made or conceived by him or her, alone or with others, and that relate to the Company or its affiliate’s present business or arise out of any work Grantee performs or information Grantee receives regarding the business of the Company or an affiliate thereof while employed by the Company or an affiliate thereof. The Grantee shall fully disclose to the Company or an affiliate thereof as promptly as possible all information known or possessed by him or her concerning the Rights, and upon request by the Company or an affiliate thereof and without any further compensation in any form to Grantee by the Company or an affiliate thereof, but at the expense of the Company or an affiliate thereof, execute all applications for patents and copyright registrations, assignments thereof and other applicable instruments and do all things that the Company or an affiliate thereof may reasonably deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights.

(b)         Non-compete; Non solicit. For and in consideration of the compensation to be paid by the Company pursuant to this Agreement, and in recognition of the fact that the Grantee will have access to confidential information and other valuable rights of the Company, the Grantee covenants and agrees that he will not, at any time during his employment with the Company and for a period of twelve (12) months thereafter, directly or indirectly, engage in any business or in any activity that is related to the Company or any of its subsidiaries in any state or foreign country in which the Company or any of its subsidiaries then conducts business or reasonably has plans to conduct business. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Grantee from being an investor in securities of a competitor listed on a national securities exchange or actively traded over-the-counter so long as such investments are in amounts not significant as compared to his total investments or to the aggregate of the outstanding securities of the issuer of the same class or issue of the specific securities involved. The Grantee further agrees that during his employment by the Company and for a period of twelve (12) months thereafter, the Grantee shall not, directly or indirectly, induce, attempt to induce, or aid others in inducing, any employee of the Company or its affiliates to accept employment or affiliation with another entity engaging in such business or activity of which the Grantee is an employee, owner, partner or consultant.

(c)         Geographic Scope. The Company and the Grantee agree that the duration and geographic scope of the Restrictive Covenant provision set forth in this Section 10 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Company and the Grantee hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Company and the Grantee intend that this provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

SECTION 11. CLAW BACK

If a Grantee violates the requirements of Section 10 of this Agreement, then in addition to all remedies in law and/or equity available to the Company, Grantee shall forfeit all unvested

Restricted Stock. In addition, with respect to vested Restricted Stock for which shares of Stock were previously issued to the Grantee, the Grantee shall immediately pay to the Company the Fair Market Value of such Stock on the date(s) such vested Restricted Stock, without regard to any taxes that may have been deducted from such amount.

Trump Entertainment Resorts, Inc.

By:
[ ]

Agreed and Accepted
Dated:

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